CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-162553 on Form N-4 of our report dated April 4, 2025, relating to the financial statements and financial highlights of each of the investment divisions of EAIC Variable Contract Account A appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
April 14, 2025

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-162553 on Form N-4 of our report dated March 31, 2025 relating to the statutory-basis financial statements of Empower Annuity Insurance Company. We also consent to the reference to us under the heading "Independent Auditor" in such Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
April 14, 2025